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                                 EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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
                                                                 Year Ended                                  Six Months Ended
                                                                  December 31,                                   June 30,
                                                          1999                  2000                     2000                 2001
                                                      --------------------------------              ------------------------------
Basic and Diluted Earnings
  Net Income (loss)                                    $  (323,315)         $   380,878             $     6,953        $   631,002

Basic and Diluted Shares
 Weighted Average Outstanding                           13,055,535           12,964,918              12,964.918         12,964,918

Basic and Diluted Earnings (loss) per share            $     (0.02)         $      0.03             $     0.001        $      0.05
                                                       ===========          ===========             ===========        ===========
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